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                                                                     Exhibit 8.4



                  [Letterhead of Gibson, Dunn & Crutcher LLP]


                                                                October 11, 2002

Direct Dial                                                          Client No.
(212) 351-4000                                                       39267-00017
Fax No.
(212) 351-4035


Horace Mann Educators Corporation
1 Horace Mann Plaza
Springfield, Illinois 62715-0001

          Re:  Senior Convertible Notes due 2032


Ladies and Gentlemen:


     We have acted as tax counsel to Horace Mann Educators Corporation, a Delaware corporation (the "Company"), in connection with the issuance of $353,500,000 principal amount (including the underwriter's overallotment option) of Senior Convertible Notes due 2032 (the "Notes").

     In formulating our opinion, we have reviewed such documents as we deemed necessary or appropriate, including (i) Amendment No. 2 to the Shelf Registration Statement of the Company on Form S-3 dated October 11, 2002, filed with the U.S. Securities and Exchange Commission (the "Commission") in connection with the registration of the Notes under the Securities Act of 1933 (the "Act"), and the Prospectus of the Company that is contained therein (the "Shelf Registration Statement") and (ii) the Indenture dated May 14, 2002 among the Company and JPMorgan Chase Bank, as trustee. In addition, we have made such other factual and legal inquiries as we have considered necessary or appropriate.


     Our opinion set forth below assumes (i) the initial and continuing accuracy of the statements and facts concerning the issuance of the Notes and their registration set forth in the Shelf Registration Statement; (ii) the conformity of the Notes to the terms set forth in the Shelf Registration Statement; (iii) the accuracy of representations made to us by the Company, which are set forth in the certificate delivered to us by the Company, dated May 8, 2002; and (iv) the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as photocopies. We also have assumed that the transactions related to




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Horace Mann Educators Corporation
October 11, 2002
Page 2


the registration of the Notes will be consummated in the manner contemplated by the Shelf Registration Statement.


     Based upon the foregoing and in reliance thereon, and subject to the qualifications, exceptions, assumptions and limitations herein contained, we are of the opinion that the disclosure of the material federal income tax consequences of the purchase, ownership and disposition of the Notes in the Shelf Registration Statement under the heading "Material United States Federal Income Tax Consequences," to the extent such disclosure discusses matters of law and legal conclusions, is correct in all material respects, subject to the limitations set forth therein.

     We express no opinion concerning any tax consequences associated with the Notes other than those specifically set forth herein.

     Our opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service, and case law, any of which may be changed at any time with retroactive effect. Any change in applicable law or the facts and circumstances surrounding the Notes, or any inaccuracy in the statements, facts, assumptions, and representations on which we relied, may affect the continuing validity of the opinion set forth herein. We assume no responsibility to inform you of any such changes or inaccuracy that may occur or come to our attention.

     This opinion is furnished to you solely in connection with the registration of the Notes and is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent. We consent to the use of our name under the heading "Material United States Federal Income Tax Consequences" in the Shelf Registration Statement. We hereby consent to the filing of this opinion with the Commission as Exhibit 8.4 to the Shelf Registration Statement. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.



                                                  Very truly yours,


                                                  GIBSON, DUNN & CRUTCHER LLP

DWM/JMT/MKP